Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Board of Directors
American Property Investors, Inc.
     We have audited the accompanying balance sheet of American Property Investors, Inc. as of December 31, 2005. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
     We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Property Investors, Inc. as of December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

New York, New York
April 7, 2006

American Property Investors, Inc.
Balance Sheet
December 31, 2005

Assets
Cash and cash equivalents	$192,973
Investment in partnerships (Note B)	36,179,000
Accrued interest receivable (Note C)	415,788

$36,787,761

Liabilities and Stockholder’s Equity

Accounts payable and accrued expenses	$12,954

Stockholder’s equity:
Common stock — $1 par value, 1,216 shares authorized, 216 shares outstanding	216
Additional paid-in capital	35,507,904
Note receivable from affiliate (Note C)	(9,500,000)
Retained earnings	10,766,687

Total stockholder’s equity	36,774,807

Total liabilities and stockholder’s equity	$36,787,761

The accompanying notes are an integral part of this statement

Note A — Business and Summary of Significant Accounting Policies
     1.     Organization
     American Property Investors, Inc. (“API” or “the Company”) is the general partner of both American Real Estate Partners, L.P. (“AREP”) and American Real Estate Holdings Limited Partnership (“AREH”). API has 1% general partnership interest in both AREP and AREH. API is a wholly-owned subsidiary of Becton Corporation (“Becton”) which in turn is owned by Carl C. Icahn. Mr. Icahn also owns, indirectly, approximately 90.0% of the limited partnership interests of AREP, a New York Stock Exchange master limited partnership.
     2.     Cash and Cash Equivalents
     The Company considers all temporary cash investments with maturity at the date of purchase of three months or less to be cash equivalents.
     3.     Use of Estimates
     Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement to prepare this balance sheet in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.
     4.     Income Taxes
     The Company and its parent have elected and the stockholders have consented, under the applicable provisions of the Internal Revenue Code, to report their income for Federal income tax purposes as a Subchapter S Corporation. The stockholders report their respective shares of the net taxable income or loss on their personal tax returns. Accordingly, no liability has been accrued for current or deferred Federal income taxes related to the operations of the Company in the accompanying balance sheet. State and local taxes are de minimus.
     5.     Investments in Partnerships
     The Company evaluates its investments in partially-owned entities in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R. If the partially-owned entity is a “variable interest entity,” or a “VIE,” and the Company is the “primary beneficiary” as defined in FIN 46R, the Company would account for such investment as if it were a consolidated subsidiary.
     For a partnership investment which is not a VIE or in which the Company is not the primary beneficiary, the Company follows the accounting set forth in AICPA Statement of Position No. 78-9 – Accounting for Investments in Real Estate Ventures (SOP 78-9). In accordance with this pronouncement, investments in joint ventures are accounted for under the equity method when its ownership interest is less than 50% and it does not exercise direct or indirect control. Factors that are considered in determining whether or not the Company exercises control include important rights of partners in significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representation and authority and other contractual rights of the partners. To the extent that the Company is deemed to control these entities, these entities would be consolidated.
     The Company has determined that the AREP and AREH partnerships are not VIEs and therefore it accounts for these investments under the equity method of accounting as the limited partners have important rights as defined in SOP 78-9. This investment was recorded initially at cost and was subsequently adjusted for equity in earnings or losses and cash contributions and distributions.
     On a periodic basis the Company evaluates whether there are any indicators that the value of its investments in partnerships are impaired. An investment is considered to be impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investments in partnerships is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partnership is other than temporary, then the Company would record an impairment charge.
     In June 2005, the FASB issued FASB Staff Position (FSP) SOP 78-9-1, Interaction of AICPA Statement of Position 78-9 and EITF No. 04-5. This FSP provides guidance on whether a general partner in a real estate partnership controls and, therefore, consolidates that partnership. The FSP is effective for general partners of all new partnerships formed after June 29, 2005, and for any existing partnerships for which the partnership agreement is modified after June 29, 2005. For general partners in all other partnerships, the consensus is effective no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. We do not believe that the adoption of this FSP will have a significant effect on our financial statements.
Note B — Investment in Partnerships
     The Company has a 1% general partnership interest in both AREP and AREH. AREP is the 99% limited partner and holding company of AREH, which is involved in the following operating businesses: (1) Oil & Gas; (2) Gaming; (3) Real Estate; and (4) Home Fashion.
     Summarized financial information for American Real Estate Partners, L.P. and subsidiaries as of December 31, 2005 is as follows (in thousands of dollars):

ASSETS
Current Assets:
Cash and cash equivalents	$576,123
Investments	820,699
Inventories, net	244,239
Trade, notes and other receivables, net	255,014
Other current assets	287,985

Total current assets	2,184,060

Property, plant and equipment, net	1,635,238
Investments	15,964
Intangible assets	23,402
Other assets	107,798

Total assets	$3,966,462

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$93,807
Accrued expenses	225,690
Current portion of long-term debt	24,155
Securities sold not yet purchased	75,883
Margin liability on marketable securities	131,061

Total current liabilities	550,596

Long-term debt	1,411,666
Other non-current liabilities	89,085
Preferred limited partnership units	112,067

Total liabilities	2,163,414

Minority interests	304,599

Partners’ equity	1,498,449

Total liabilities and partners’ equity	$3,966,462

     The carrying amount of the investment in partnerships on the Company’s balance sheet exceeds the underlying equity in the net assets of the partnerships by $254,381,000. This difference is as a result of adjustments reflected in AREP’s equity to account for certain acquisitions from affiliates of the general partner. The differences between the historical cost of companies acquired and the purchase price paid to the affiliates of the general partner were accounted for as contributions from or distributions to the general partner.
Note C — Note Receivable
     The Company has an unsecured demand note receivable due from Carl C. Icahn, for a capital contribution in the amount of $9,500,000. Interest on the note accrues at the rate of 3.75% per annum and is payable on the last day of April and October. Interest has been paid through October 31, 2004.